Exhibit 99.1

Washington Trust Third Quarter Earnings Up 13%; Strong Loan and Deposit Growth


     WESTERLY, R.I.--(BUSINESS WIRE)--Oct. 21, 2004--Washington Trust Bancorp, Inc. (Nasdaq National Market; symbol: WASH), parent company of The Washington Trust Company, today announced net income of $5.3 million for the third quarter ended September 30, 2004, an increase of 13 percent from the $4.7 million reported for the third quarter of 2003. On a diluted earnings per share basis, the Corporation earned 39 cents for the third quarter of 2004, an 11 percent increase from the 35 cents earned for the same quarter a year ago. The returns on average assets and average equity for the three months ended September 30, 2004 were 0.96% and 14.70%, respectively, compared to 1.02% and 14.30%, respectively, for the three months ended September 30, 2003.
     "We had an outstanding quarter with earnings up 13 percent," said John C. Warren, Chairman and Chief Executive Officer of Washington Trust. "We've had excellent growth throughout the company; total loans are up 25 percent since December 31, 2003, while total deposits have risen by 22 percent since year-end. Trust and investment management revenues also showed significant gains, up 20 percent in the nine months ended 2004, compared to the same period in 2003."
     Net income for the nine months ended September 30, 2004 amounted to $15.3 million, an increase of 9 percent from the $14.1 million reported for the same period a year ago. On a diluted earnings per share basis, the Corporation earned $1.13 for the nine months ended September 30, 2004, an increase of 8 percent from $1.05 earned for the same period a year ago. The returns on average assets and average equity for the nine months ended September 30, 2004 were 0.97% and 14.35%, respectively, compared to 1.03% and 14.14%, respectively, for the nine months ended September 30, 2003.
     Balance sheet growth has been strong during 2004. Total assets amounted to $2.280 billion at September 30, 2004, an increase of 16 percent from December 31, 2003. Total loans amounted to $1.197 billion at September 30, 2004, up 25 percent since December 31, 2003. Commercial and commercial real estate loans amounted to $482.4 million at September 30, 2004, up $73.9 million, or 18 percent since December 31, 2003. Growth in consumer loans also continued increasing 34 percent to $217.2 million for the nine months ended September 30, 2004. Residential real estate loans grew to $497.9 million at September 30, 2004, an increase of $108.0 million or 28 percent from December 31, 2003, including an increase of $64.4 million in residential mortgages purchased from other financial institutions. At September 30, 2004, total securities amounted to $899.7 million, an increase of $60.3 million from the balance at December 31, 2003.
     Total deposits amounted to $1.469 billion at September 30, 2004 rising 22 percent since December 31, 2003. Savings deposits, including money market deposits, amounted to $640.3 million, up $146.4 million, or 30 percent, for the nine months ended September 30, 2004. Time deposits increased $94.9 million to $613.0 million, or 18 percent, from the December 31, 2003 balance, primarily due to increases in consumer certificates of deposit and brokered certificates of deposit. Demand deposits totaled $215.7 million at September 30, 2004, up 11 percent over the December 31, 2003 level. FHLB advances totaled $639.8 million at September 30, 2004, resulting in a $32.7 million increase from December 31, 2003 balance.
     Net interest income for the third quarter of 2004 amounted to $13.9 million, an increase of 18 percent from the $11.7 million amount reported for the same quarter a year ago. The net interest margin for the third quarter of 2004 was 2.69%, down 3 basis points from 2.72% reported in the second quarter of 2004 and down 6 basis points from 2.75% reported in the third quarter of 2003. The decrease in the net interest margin from the second quarter of 2004 is largely attributable to increased funding costs for deposits and borrowed funds, partially offset by higher yields on investment securities and loans. For the nine months ended September 30, 2004, net interest income amounted to $40.1 million, an increase of 11 percent from the amount reported for the corresponding 2003 period. The net interest margin for the nine months ended September 30, 2004 amounted to 2.76%, down 13 basis points from the 2.89% reported for the same period a year ago.
     Noninterest income (excluding net realized gains and losses on securities) totaled $7.0 million for the third quarter of 2004, compared to $7.4 million for the same quarter a year ago. For the nine months ended September 30, 2004, noninterest income amounted to $20.1 million, down $135 thousand, or 1 percent, from the comparable 2003 amount. Trust and investment management revenues increased $1.6 million, or 20 percent, in the nine months ended September 30, 2004 compared to the same period in 2003. Trust assets under administration amounted to $1.837 billion at September 30, 2004, compared to $1.742 billion at December 31, 2003 and $1.618 billion at September 30, 2003. Net gains on loan sales for the nine months ended September 30, 2004 amounted to $1.3 million, down from $4.1 million for the same period in 2003. Total third quarter 2004 net gains on loan sales were $348 thousand, down from $1.4 million for the same quarter a year ago. Loan sale gains have declined due to a drop off in fixed rate mortgage origination and sales activity. Also included in loan sale gains are gains resulting from the sale of the guaranteed portion of SBA loans. Total of such gains for the nine months ended 2004 were $575 thousand, up from $260 thousand for the same period in 2003.
     During the quarter ended September 30, 2004 the Corporation recognized net realized gains on securities of $101 thousand, which represents the disposal of certain equity securities for portfolio restructuring purposes. For the nine months ended September 30, 2004, the Corporation recognized net realized losses on securities amounting to $139 thousand. For the nine months ended September 30, 2003, net realized gains on securities totaled $630 thousand, including approximately $400 thousand in gains resulting from the Corporation's contribution of appreciated equity securities to the Corporation's charitable foundation. The cost of this 2003 contribution amounted to approximately $433 thousand and was included in other noninterest expense for the nine months ended September 30, 2003. The Corporation expects to make an annual contribution to its charitable foundation in the fourth quarter of 2004.
     Noninterest expenses totaled $13.1 million for the third quarter of 2004, an increase of 7 percent from the same period a year ago. Exclusive of the pre-tax debt prepayment penalty charge of $941 thousand in 2003, noninterest expenses for the nine months ended September 30, 2004 increased 6 percent to $37.3 million, with the largest increase in personnel related costs. In addition, included in noninterest expenses for the nine months ended September 30, 2004, were costs associated with the conversion of certain technology systems amounting to $318 thousand.
     Nonaccrual loans as a percentage of total loans at September 30, 2004 were ..43%, up from .29% at December 31, 2003. Nonperforming assets (nonaccrual loans and property acquired through foreclosure) amounted to $5.2 million, or .23% of total assets, at September 30, 2004, up from $2.7 million, or .14%, at December 31, 2003. The increase was largely due to a single $2.1 million commercial lending relationship classified as nonaccrual during the second quarter of 2004. The Corporation continued to benefit from favorable loan loss experience during the nine months ended September 30, 2004 as indicated by a $353 thousand excess of loan loss recoveries over charge-offs. For the nine months ended September 30, 2003, charge-offs, net of recoveries, amounted to $34 thousand.
     Total shareholders' equity amounted to $148.4 million at September 30, 2004, compared to $138.1 million at December 31, 2003. Book value per share as of September 30, 2004 and December 31, 2003 amounted to $11.20 and $10.46, respectively.
     Washington Trust Chairman and Chief Executive Officer, John C. Warren, and David V. Devault, Executive Vice President, Treasurer, and Chief Financial Officer, will host a conference call on Thursday, October 21, at 4:30 p.m. (Eastern Daylight Time) to discuss the Corporation's third quarter results. Access to the call is available in a listen-only mode on Washington Trust's web site, http://investorrelations.washtrust.com. A replay of the call will be posted in this same section of the web site shortly after the conclusion of the call.

     Washington Trust Bancorp, Inc. is the parent of The Washington Trust Company, a Rhode Island state-chartered bank founded in 1800. The Bank offers a full range of financial services, including trust and investment management, through its offices in Rhode Island and southeastern Connecticut. Washington Trust Bancorp, Inc.'s common stock trades on The Nasdaq Stock Market(R) under the symbol WASH. Investor information is available on the Corporation's web site: www.washtrust.com.

     Note: This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The Corporation's management uses these non-GAAP measures in its analysis of the Corporation's performance. These measures adjust GAAP performance measures to exclude the effect of significant gains or losses that are unusual in nature such as debt prepayment penalty charges. Because these items and their impact on the Corporation's performance are difficult to predict, management believes that presentations of financial measures excluding the impact of these items provide useful supplemental information that is essential to a proper understanding of the operating results of the Corporation's core businesses. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other Corporations. A quantitative reconciliation of the differences between the non-GAAP financial information discussed herein and the most directly comparable financial information calculated and presented in accordance with GAAP is contained in the Financial Summary statements attached to this press release.

     This report contains certain statements that may be considered "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Corporation's actual results, performance or achievements could differ materially from those projected in the forward-looking statements as a result, among other factors, of changes in general national or regional economic conditions, changes in interest rates, reductions in the market value of trust and investment assets under management, reductions in loan demand, reductions in deposit levels necessitating increased borrowing to fund loans and investments, changes in loan default and charge-off rates, changes in the size and nature of the Corporation's competition, changes in legislation or regulation and accounting principles, policies and guidelines and changes in the assumptions used in making such forward-looking statements.

             Washington Trust Bancorp, Inc. and Subsidiary
                           FINANCIAL SUMMARY

                                             THREE MONTHS ENDED
                                      --------------------------------
(Dollars and shares in thousands,       SEP. 30,   SEP. 30,   JUN. 30,
 except per share amounts)                 2004       2003       2004
                                      ---------- ---------- ----------

OPERATING RESULTS
------------------
Net interest income                     $13,882    $11,727    $13,092
Provision for loan losses                   120        100        120
Net realized gains (losses) on
 securities                                 101          -       (240)
Other noninterest income                  6,966      7,447      7,164
Noninterest expenses                     13,054     12,190     12,545
Income tax expense                        2,442      2,144      2,308
Net income                                5,333      4,740      5,043

PER SHARE
---------
Basic earnings                            $0.40      $0.36      $0.38
Diluted earnings                          $0.39      $0.35      $0.37
Dividends declared                        $0.17      $0.16      $0.17

SHARES OUTSTANDING
-------------------
Weighted Average:      Basic           13,235.7   13,133.8   13,216.1
                       Diluted         13,514.0   13,486.8   13,517.0

AVERAGE BALANCE SHEET
---------------------
Federal funds sold and other short-
 term investments                       $16,206    $18,451    $11,072
Taxable debt securities                 855,908    787,056    829,306
Nontaxable debt securities               16,402     15,964     16,118
Corporate stocks and Federal Home
 Loan Bank stock                         55,566     51,859     56,358

Loans:                 Commercial       471,164    393,224    434,292
                       Residential      468,212    315,193    430,539
                       Consumer         209,615    146,834    192,529
                                      ---------- ---------- ----------

                       Total loans    1,148,991    855,251  1,057,360

Earning assets                        2,093,073  1,728,581  1,970,214
Total assets                          2,221,439  1,850,939  2,091,943

Deposits:              Demand           210,974    193,908    190,906
                       Savings          611,911    491,690    543,870
                       Time             601,822    477,485    545,266
                                      ---------- ---------- ----------

                       Total deposits 1,424,707  1,163,083  1,280,042

Federal Home Loan Bank advances         634,346    537,486    656,802
Shareholders' equity                    145,151    132,559    139,525

KEY RATIOS
-----------
Return on average assets                   0.96%      1.02%      0.96%
Return on average equity                  14.70%     14.30%     14.46%
Interest rate spread (taxable
 equivalent basis)                         2.40%      2.45%      2.47%
Net interest margin (taxable
 equivalent basis)                         2.69%      2.75%      2.72%

ALLOWANCE FOR LOAN LOSSES
--------------------------
Balance at beginning of period          $16,208    $15,742    $16,174
Provision charged to earnings               120        100        120
Net (charge-offs) recoveries                299        (29)       (86)
                                      ---------- ---------- ----------

Balance at end of period                $16,627    $15,813    $16,208
                                      ---------- ---------- ----------




             Washington Trust Bancorp, Inc. and Subsidiary
                           FINANCIAL SUMMARY

                                                 NINE MONTHS ENDED
                                               ---------------------
(Dollars and shares in thousands,               SEP. 30,   SEP. 30,
 except per share amounts)                          2004       2003
                                               ---------- ----------

OPERATING RESULTS
-----------------
Net interest income                              $40,057    $35,938
Provision for loan losses                            360        360
Net realized (losses) gains on securities           (139)       630
Other noninterest income                          20,070     20,205
Noninterest expenses                              37,279     36,016
Income tax expense                                 7,018      6,333
Net income                                        15,331     14,064

PER SHARE
---------
Basic earnings                                     $1.16      $1.07
Diluted earnings                                   $1.13      $1.05
Dividends declared                                 $0.51      $0.46

SHARES OUTSTANDING
------------------
Weighted Average:      Basic                    13,217.1   13,094.5
                       Diluted                  13,520.1   13,341.8

AVERAGE BALANCE SHEET
---------------------
Federal funds sold and other short-term
 investments                                     $12,824    $16,293
Taxable debt securities                          831,661    778,815
Nontaxable debt securities                        15,588     16,515
Corporate stocks and Federal Home Loan
 Bank stock                                       55,481     50,573

Loans:                 Commercial                439,482    392,926
                       Residential               430,002    301,402
                       Consumer                  190,979    139,321
                                               ---------- ----------

                       Total loans             1,060,463    833,649

Earning assets                                 1,976,017  1,695,845
Total assets                                   2,100,949  1,816,512

Deposits:              Demand                    190,797    172,141
                       Savings                   551,160    474,725
                       Time                      558,365    479,490
                                               ---------- ----------

                       Total deposits          1,300,322  1,126,356

Federal Home Loan Bank advances                  641,422    539,799
Shareholders' equity                             142,429    132,634

KEY RATIOS
----------
Return on average assets                            0.97%      1.03%
Return on average equity                           14.35%     14.14%
Interest rate spread (taxable equivalent basis)     2.50%      2.59%
Net interest margin (taxable equivalent basis)      2.76%      2.89%

ALLOWANCE FOR LOAN LOSSES
-------------------------
Balance at beginning of period                   $15,914    $15,487
Provision charged to earnings                        360        360
Net (charge-offs) recoveries                         353        (34)
                                               ---------- ----------

Balance at end of period                         $16,627    $15,813
                                               ---------- ----------


             Washington Trust Bancorp, Inc. and Subsidiary
                           FINANCIAL SUMMARY

                                                     NINE MONTHS ENDED
                                                     -----------------
(Dollars and shares in thousands,                    SEP. 30, SEP. 30,
 except per share amounts)                              2004     2003
                                                     -------- --------

EARNINGS AND RATIOS EXCLUDING SPECIAL ITEMS
-------------------------------------------
(Non GAAP Financial Information):
Noninterest expenses (1)                             $37,279  $35,075
Return on average assets (2)                            0.97%    1.08%
Return on average equity (2)                           14.35%   14.79%

Reconciliation Table - Non GAAP Financial Information
-----------------------------------------------------
Net income, including special items                  $15,331  $14,064
Add back special items, net of tax:
Debt prepayment penalties                                  -      649
Net income, excluding special items                  $15,331  $14,713

Basic earnings per share                               $1.16    $1.07
Effects of special items, net of tax                       -     0.05
Basic earnings per share, excluding special items      $1.16    $1.12

Diluted earnings per share                             $1.13    $1.05
Effects of special items, net of tax                       -     0.05
Diluted earnings per share, excluding special items    $1.13    $1.10

Return on average assets                                0.97%    1.03%
Effects of special items, net of tax                       -     0.05%
Return on average assets, excluding special items       0.97%    1.08%

Return on average equity                               14.35%   14.14%
Effects of special items, net of tax                       -     0.65%
Return on average equity, excluding special items      14.35%   14.79%

(1) Excludes second quarter 2003 Federal Home Loan Bank debt prepayment penalties of $941 thousand (pretax).

(2) Excludes second quarter 2003 Federal Home Loan Bank debt prepayment penalties of $649 thousand after income taxes.


                 Washington Trust Bancorp, Inc. and Subsidiary
                               FINANCIAL SUMMARY



(Dollars and shares in
 thousands, except per        SEP. 30,    JUN. 30,    DEC. 31,   SEP. 30,
 share amounts)                 2004        2004        2003        2003
                            ----------- ----------- ----------- -----------
PERIOD END BALANCE SHEET
------------------------
Assets                      $2,280,115  $2,178,990  $1,973,807  $1,931,190
Total securities               899,678     902,998     839,421     844,490
Loans:
       Commercial:
        Mortgages              253,327     239,651     227,334     214,412
        Construction
         and
         development            22,504      20,376      12,486      13,352
        Other                  206,559     188,314     168,657     167,747
                            ----------- ----------- ----------- -----------
          Total
           Commercial:         482,390     448,341     408,477     395,511

       Residential:
        Mortgages              476,705     433,976     375,706     358,489
        Homeowner
         construction           21,154      17,079      14,149      13,616
                            ----------- ----------- ----------- -----------
          Total
           Residential:        497,859     451,055     389,855     372,105

       Consumer:
        Home equity
         lines                 146,291     134,299     116,458     106,075
        Other                   70,932      67,344      46,191      44,664
                            ----------- ----------- ----------- -----------
          Total
           Consumer:           217,223     201,643     162,649     150,739
          Total loans        1,197,472   1,101,039     960,981     918,355

Deposits:
       Demand                  215,685     200,923     194,144     196,952
        Savings                640,277     566,976     493,878     492,322
        Time                   613,036     574,004     518,119     495,594
                            ----------- ----------- ----------- -----------
        Total
         deposits            1,468,998   1,341,903   1,206,141   1,184,868

Brokered deposits included
 in time deposits              169,795     153,373     118,234     106,724
Federal Home Loan Bank
 advances                      639,835     676,336     607,104     590,675
Shareholders' equity           148,402     138,542     138,055     136,006

CAPITAL RATIOS
--------------
Tier 1 risk-based capital         9.09%       9.41%      10.00%      10.00%
Total risk-based capital         10.63%      10.95%      11.57%      11.49%
Tier 1 leverage ratio             5.34%       5.51%       5.65%       5.72%

SHARE INFORMATION
-----------------
Shares outstanding at end
 of period                    13,247.7    13,227.9    13,194.6    13,153.7
Book value per share            $11.20      $10.47      $10.46      $10.34
Tangible book value per
 share                           $9.39       $8.64       $8.60       $8.46
Market value per share          $26.15      $25.99      $26.20      $24.01

CREDIT QUALITY
--------------
Nonaccrual loans                $5,163      $4,987      $2,743      $3,345
Other real estate owned,
 net                                 -           8          11          23
Nonperforming assets to
 total assets                     0.23%       0.23%       0.14%       0.17%

Nonaccrual loans to total
 loans                            0.43%       0.45%       0.29%       0.36%
Allowance for loan losses
 to nonaccrual loans            322.04%     325.01%     580.17%     472.74%
Allowance for loan losses
 to total loans                   1.39%       1.47%       1.66%       1.72%

ASSETS UNDER ADMINISTRATION
---------------------------
Market value                $1,837,302  $1,783,747  $1,741,948  $1,618,239


             Washington Trust Bancorp, Inc. and Subsidiary
                      CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)
                                          (Unaudited)
                                        September 30,   December 31,
                                                2004           2003
                                        -------------- --------------

Assets:

Cash and due from banks                       $45,316        $40,710
Federal funds sold and other short-term
 investments                                   11,560         20,400
Mortgage loans held for sale                   11,702          2,486
Securities:
 Available for sale, at fair value;
  amortized cost $739,516 in 2004
  and $663,529 in 2003                        751,240        673,845
 Held to maturity, at cost; fair value
  $150,918 in 2004 and $169,401 in 2003       148,438        165,576
                                        -------------- --------------

 Total securities                             899,678        839,421

Federal Home Loan Bank stock, at cost          34,373         31,464

Loans                                       1,197,472        960,981
Less allowance for loan losses                 16,627         15,914
                                        -------------- --------------

 Net loans                                  1,180,845        945,067

Premises and equipment, net                    24,620         24,941
Accrued interest receivable                     9,206          7,911
Goodwill                                       22,591         22,591
Identifiable intangible assets                  1,470          1,953
Other assets                                   38,754         36,863
                                        -------------- --------------
 Total assets                              $2,280,115     $1,973,807
                                        ============== ==============
Liabilities:

Deposits:
 Demand                                      $215,685       $194,144
 Savings                                      640,277        493,878
 Time                                         613,036        518,119
                                        -------------- --------------

 Total deposits                             1,468,998      1,206,141

Dividends payable                               2,254          2,113
Federal Home Loan Bank advances               639,835        607,104
Other borrowings                                2,637          2,311
Accrued expenses and other liabilities         17,989         18,083
                                        -------------- --------------
 Total liabilities                          2,131,713      1,835,752
                                        -------------- --------------

Shareholders' Equity:

Common stock of $.0625 par value;
 authorized 30 million shares;
 issued 13,256,668 shares in 2004 and
 13,204,024 shares in 2003                        828            825
Paid-in capital                                31,363         29,868
Retained earnings                             110,073        101,492
Unearned stock-based compensation                (811)           (22)
Accumulated other comprehensive income          7,150          6,101
Treasury stock, at cost; 8,993 shares
 in 2004 and 9,463 in 2003                       (201)          (209)
                                        -------------- --------------
 Total shareholders' equity                   148,402        138,055
                                        -------------- --------------
 Total liabilities and shareholders'
  equity                                   $2,280,115     $1,973,807
                                        ============== ==============


             Washington Trust Bancorp, Inc. and Subsidiary
                   CONSOLIDATED STATEMENTS OF INCOME

(Dollars and shares in thousands,
 except per share amounts)
                                            (Unaudited)
                                  Three Months         Nine Months
Periods ended September 30,       2004      2003      2004      2003
                              --------- --------- --------- ---------

Interest income:
 Interest and fees on loans    $15,762   $12,568   $43,690   $38,067
 Interest on securities          8,742     7,592    25,104    24,480
 Dividends on corporate stock
  and Federal Home Loan Bank
  stock                            562       528     1,542     1,546
 Interest on federal funds
  sold and other short-term
  investments                       47        35        87       111
                              --------- --------- --------- ---------

 Total interest income          25,113    20,723    70,423    64,204
                              --------- --------- --------- ---------

Interest expense:
 Savings deposits                1,180       724     2,803     2,554
 Time deposits                   4,756     3,740    12,904    11,473
 Federal Home Loan Bank
  advances                       5,281     4,514    14,615    14,184
 Other                              14        18        44        55
                              --------- --------- --------- ---------

 Total interest expense         11,231     8,996    30,366    28,266
                              --------- --------- --------- ---------

Net interest income             13,882    11,727    40,057    35,938
Provision for loan losses          120       100       360       360
                              --------- --------- --------- ---------

Net interest income after
 provision for loan losses      13,762    11,627    39,697    35,578
                              --------- --------- --------- ---------

Noninterest income:
 Trust and investment
  management                     3,218     2,692     9,593     7,969
 Service charges on deposit
  accounts                       1,066     1,242     3,428     3,690
 Merchant processing fees        1,643     1,412     3,335     2,731
 Net gains on loan sales           348     1,383     1,257     4,062
 Income from bank-owned life
  insurance                        293       298       887       845
 Net realized gains (losses)
  on securities                    101         -      (139)      630
 Other income                      398       420     1,570       908
                              --------- --------- --------- ---------

 Total noninterest income        7,067     7,447    19,931    20,835
                              --------- --------- --------- ---------

Noninterest expense:
 Salaries and employee
  benefits                       7,439     6,974    21,634    20,127
 Net occupancy                     770       671     2,382     2,169
 Equipment                         837       830     2,395     2,504
 Merchant processing costs       1,398     1,139     2,746     2,184
 Advertising and promotion         429       261     1,433     1,073
 Outsourced services               357       328     1,200     1,024
 Legal, audit and
  professional fees                379       394       882       990
 Amortization of intangibles       161       180       483       539
 Debt prepayment penalties           -         -         -       941
 Other                           1,284     1,413     4,124     4,465
                              --------- --------- --------- ---------

 Total noninterest expense      13,054    12,190    37,279    36,016
                              --------- --------- --------- ---------

Income before income taxes       7,775     6,884    22,349    20,397
Income tax expense               2,442     2,144     7,018     6,333
                              --------- --------- --------- ---------

 Net income                     $5,333    $4,740   $15,331   $14,064
                              --------- --------- --------- ---------

Weighted average shares
 outstanding - basic          13,235.7  13,133.8  13,217.1  13,094.5
Weighted average shares
 outstanding - diluted        13,514.0  13,486.8  13,520.1  13,341.8
Per share information:
 Basic earnings per share         $.40      $.36     $1.16     $1.07
 Diluted earnings per share       $.39      $.35     $1.13     $1.05
 Cash dividends declared per
  share                           $.17      $.16      $.51      $.46

    CONTACT: Washington Trust Bancorp, Inc.
             Elizabeth B. Eckel, 401-348-1309
             ebeckel@washtrust.com